Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEVELAND BIOLABS REPORTS First Quarter 2020 FINANCIAL RESULTS AND DEVELOPMENT PROGRESS

Buffalo, NY - May 15, 2020 Cleveland BioLabs, Inc. (NASDAQ:CBLI) today reported financial results and development progress for the first quarter ended March 31, 2020.

Cleveland BioLabs reported a net loss of $(0.6) million, excluding minority interests, for the first quarter of 2020, or $(0.05) per share, compared to a net loss, excluding minority interests, of $(0.9) million, or $(0.08) per share, for the same period in 2019 The decrease in net loss was primarily due to reduced Research and Development expenses and a decrease in General and Administrative costs, partially offset by a increase in the non-cash adjustment to our warrant liabilities.

As of March 31, 2020, the Company had $1.4 million in cash, cash equivalents and short-term investments, which, based on the Company’s current operational plan, is expected to fund operations into August 2020.

Further Financial Results

Revenue for the first quarter of 2020 decreased to $0.16 million compared to $0.20 million for the first quarter of 2019. The net decrease was primarily attributable to decreased revenue from our service contract with Incuron, partially offset by increased revenue from our Peer Reviewed Medical Research Program (“PRMRP”) and Joint Warfighter Medical Research Program (“JWMRP”) contracts from the Department of Defense (“DoD”) for the continued development of the entolimod as a medical radiation countermeasure.

Research and development costs for the first quarter of 2020 decreased to $0.2 million compared to $0.5 million for the first quarter of 2019. The reduction in research and development costs is due to a $0.17 million decrease in spending for biodefense applications of entolimod, and a $0.11 million decrease in expenses related to curaxins.

General and administrative costs for the first quarter of 2020 decreased to $0.38 million compared to $0.47 million for the first quarter of 2019. This decrease was primarily attributable to a $0.13 million decrease in CBLI's personnel and professional fees and a $.03 million decrease in facilities costs, partially offset by a $0.10 million increase CBLI's property taxes compared to the quarter ended March 31, 2019, when we received a property tax refund.

About Cleveland BioLabs

Cleveland BioLabs, Inc. is an innovative biopharmaceutical company developing novel approaches to activate the immune system and address serious medical needs. The company’s proprietary platform of Toll-like immune receptor activators has applications in radiation mitigation and oncology. The company’s most advanced product candidate is entolimod, which is being developed as a medical radiation countermeasure for the prevention of death from acute radiation syndrome and other indications in radiation oncology. The company conducts business in the United States and in the Russian Federation through a wholly-owned subsidiary, BioLab 612, LLC, and a joint venture with Joint Stock Company RUSNANO, Panacela Labs, Inc. The company maintains strategic relationships with the Cleveland Clinic and Roswell Park Cancer Institute. To learn more about Cleveland BioLabs, Inc., please visit the company’s website at http://www.cbiolabs.com.

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in press release, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions or their negatives, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied here for various reasons. We discuss many of these risks in Item 1A under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019. Factors that may cause such differences include, but are not limited to, our need for additional financing to meet our business objectives; our history of operating losses; the substantial doubt expressed by our independent auditors about our ability to continue as a going concern; our ability to successfully develop, obtain regulatory approval for, and commercialize our products in a timely manner; our plans to research, develop and commercialize our product candidates; our ability to attract collaborators with development, regulatory and commercialization expertise; our plans and expectations with respect to future clinical trials and commercial scale-up activities; our reliance on third-party manufacturers of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; the rate and degree of market acceptance of our product candidates; regulatory requirements and developments in the United States, the European Union and foreign countries; the performance of our third-party suppliers and manufacturers; the success of competing therapies that are or may become available; our ability to attract and retain key scientific or management personnel; our reliance on government funding for a significant portion of our operating costs and expenses; government contracting processes and requirements; the exercise of control over our company our by our majority stockholder; the geopolitical relationship between the United States and the Russian Federation, as well as general business, legal, financial and other conditions within the Russian Federation; our ability to obtain and maintain intellectual property protection for our product candidates; our potential vulnerability to cybersecurity breaches; and other factors discussed in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2019.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Contact:

Cleveland BioLabs, Inc.

T: (716) 849-6810 ext. 101

E: investor.relations@cbiolabs.com

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,058,811	$1,126,124
Short-term investments	360,210	452,301
Accounts receivable	334,436	378,865
Other current assets	80,028	45,381
Total current assets	1,833,485	2,002,671
Equipment, net	12,434	15,514
Other long-term assets	18,667	18,667
Total assets	$1,864,586	$2,036,852
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$266,058	$263,573
Accrued expenses	774,752	782,579
Accrued warrant liability	44,412	6,414
Total current liabilities	1,085,222	1,052,566
Non-current liabilities	—	—
Total liabilities	1,085,222	1,052,566
Stockholders’ equity:
Total Cleveland BioLabs, Inc. stockholders’ deficit	(4,213,695)	(4,055,592)
Noncontrolling interest in stockholders’ equity	4,993,059	5,039,878
Total stockholders’ equity	779,364	984,286
Total liabilities and stockholders’ equity	$1,864,586	$2,036,852

See Notes to Consolidated Financial Statements

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2020	2019
Revenues:
Grants and contracts	$156,042	$197,919
Operating expenses:
Research and development	218,208	513,421
General and administrative	382,166	474,670
Total operating expenses	600,374	988,091
Loss from operations	(444,332)	(790,172)
Other income (expense):
Interest and other income	2,900	(7,648)
Foreign exchange gain (loss)	393	(671)
Change in value of warrant liability	(160,689)	(94,821)
Total other income	(157,396)	(103,140)
Net loss	(601,728)	(893,312)
Net loss attributable to noncontrolling interests	13,196	20,369
Net loss attributable to Cleveland BioLabs, Inc.	$(588,532)	$(872,943)
Net loss attributable to common stockholders per share of common stock, basic and diluted	$(0.05)	$(0.08)
Weighted average number of shares used in calculating net loss per share, basic and diluted	11,353,456	11,298,239

See Notes to Consolidated Financial Statements

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31,
	2020	2019
Net cash used in operating activities	$(425,593)	$(827,855)
Net cash provided by investing activities	—	—
Net cash provided by financing activities	382,215	—
Effect of exchange rate change on cash and equivalents	(23,935)	9,438
Increase (decrease) in cash and cash equivalents	(67,313)	(818,417)
Cash and cash equivalents at beginning of period	1,126,124	3,617,234
Cash and cash equivalents at end of period	$1,058,811	$2,798,817

See Notes to Consolidated Financial Statements